UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), March 15, 2001

PACIFIC CMA, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-27653	84-1475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4750 Table Mesa Drive Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 494-3000

7331 South Meadow Court

Boulder, CO 80301

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 15, 2001, the Board of Directors of the Company advised Paul W.C. Ho & Co. of Foo Cheong Building, Nos. 82-86 Wing Log Street, Hong Kong ("Paul Ho") that it would not be appointed as the Company's auditors for the year ended December 31, 2000. Although it was announced in an amended 10QSB filed on January 4, 2001 that Paul Ho would succeed Comiskey & Co. ("Comiskey") of Denver, Colorado as of November 15, 2000 as the Company's independent accountants, they did not in fact prepare any audited financial reports for the Company.

The reports of Comiskey for the fiscal years ended December 31, 1999 and 1998 did not contain any adverse opinions or disclaimers of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. There have not been any disagreements between Comiskey and the Company on any matter of accounting principles or practices, financial statement or disclosure, or auditing scope or procedure, or any reportable events between Comiskey and the Company.

On March 15, 2001, the Board of Directors of the Company appointed the firm of Moores Rowland of 33 Hysan Avenue, Hong Kong as independent auditors of the Company for the fiscal year ended December 31, 2000. Prior to the engagement of Moores Rowland, neither the Company nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction whether completed or uncompleted, or type of audit opinion that might be rendered on the Company's financial statements. The decision to change accountants was recommended and approved by the Company's Board of Directors.

On March 20, 2001, the Company provided a draft copy of this report on Form 8K to Paul W.C. Ho & Co., requesting their comments on the information contained therein. Upon receipt of a response from Paul W.C. Ho & Co., the Company shall file it by amendment to this report on Form 8K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CMA, INC.

By: /S/ ALFRED LAM KING KO

Alfred Lam King Ko, President

Date: March 20, 2001